Exhibit 10.4

SUBSCRIPTION AGREEMENT

Bluerock Acquisition Corp.

919 Third Avenue, 40th Floor

New York, NY 10022

Bitonic Technology Labs, Inc. (d/b/a Yellow.ai)

400 Concar Drive

San Mateo, CA 94402

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is entered into as of the latest date set forth on the signature page hereto by and among Bitonic Technology Labs, Inc. (d/b/a Yellow.ai), a Delaware corporation (the “Company”), Bluerock Acquisition Corp., a Cayman Islands exempted company that will transfer by way of continuation to and domesticate as a Delaware corporation prior to the Merger Closing (the “Issuer”), and the undersigned (the “Subscriber” or “you”). Capitalized terms used but not defined herein shall have the same meaning as set forth in the Transaction Agreement (as defined below).

The Issuer has entered into a Business Combination Agreement, dated as of the date hereof (the “Transaction Agreement” and the transactions contemplated thereby, the “Transactions”), among the Issuer, BLRK Merger Sub Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Issuer, the Company, and the other parties named therein, pursuant to which, among other things, prior to the Merger Closing the Issuer will domesticate as a Delaware corporation (the “Domestication”) and, at the Merger Closing, the Company will become a wholly-owned subsidiary of the Issuer. In connection with the Transaction Agreement, the Issuer is seeking commitments to purchase units of the Issuer (each, a “Unit”), with each Unit consisting of (i) one share of common stock of the domesticated Issuer, par value $0.0001 per share (each, a “Share”), and (ii) one warrant to purchase one share of common stock of the domesticated Issuer (each, a “Warrant” and the share of common stock issuable upon exercise thereof, a “Warrant Share”), in a private placement to be conducted by the Issuer (the “PIPE”).

On the date set forth on the signature page of this Subscription Agreement, the Issuer is entering into subscription agreements substantially similar to this Subscription Agreement (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other subscribers (the “Other Subscribers”), pursuant to which the Other Subscribers, severally and not jointly, have agreed to purchase Units in the PIPE.

In connection therewith, the Subscriber, the Issuer, and the Company agree as follows:

1. Definitions.

(a) “Accredited Investor” means an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

(b) “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

(c) “Commitment Shares” has the meaning set forth in Section 2(b).

(d) “Company MAE” means a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial condition), stockholders’ equity or results of operations of the Company or the combined company after giving effect to the Transactions, or on the legal authority or ability of the Company to perform in all material respects its obligations under this Subscription Agreement.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) “Institutional Account” has the meaning set forth in FINRA Rule 4512(c).

(g) “IPO Prospectus” means the final prospectus of the Issuer, dated December 10, 2025 and filed with the SEC pursuant to Rule 424(b)(4) under the Securities Act on December 12, 2025, relating to the Issuer’s Registration Statement on Form S-1, originally filed with the SEC on November 6, 2025 and declared effective on December 10, 2025 (File No. 333-291337).

(h) “Issuer Common Stock” means, prior to the Domestication, the Issuer’s Class A ordinary shares and Class B ordinary shares, taken together, and, following the Domestication, the common stock of the domesticated Issuer.

(i) “Issuer MAE” means a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial condition), stockholders’ equity or results of operations of the Issuer, or on the validity of the Securities or the legal authority or ability of the Issuer to perform in all material respects its obligations under this Subscription Agreement.

(j) “Merger Closing” means the consummation of the Merger pursuant to the Transaction Agreement.

(k) “Merger Closing Date” means the date on which the Merger Closing occurs.

(l) “Non-Redeemed Shares” has the meaning set forth in Section 2(f).

(m) “Per-Share Redemption Price” means the per-share amount payable from the Issuer’s trust account to holders of Issuer Common Stock who validly elect to redeem their shares in connection with the Merger Closing.

(n) “PIPE Warrant Certificate” means the form of PIPE Warrant Certificate attached hereto as Exhibit C.

(o) “Proxy Statement” means the proxy statement to be filed by the Issuer with the SEC for the purpose of soliciting proxies from stockholders of the Issuer to approve the Transactions and the other proposals related to the Transactions.

(p) “QIB” means a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

(q) “Redemption Right” means the right to redeem or convert shares of Issuer Common Stock in connection with the redemption conducted by the Issuer in accordance with the Issuer’s organizational documents and the IPO Prospectus in conjunction with the Merger Closing.

(r) “Registration Statement” means the registration statement on Form S-4 (as amended or supplemented from time to time) to be filed by the Issuer with the SEC pursuant to the Transaction Agreement, including the Proxy Statement.

(s) “SEC” means the U.S. Securities and Exchange Commission.

(t) “Securities” means the Subscriber Units, the Shares, the Warrants, the Warrant Shares, the Commitment Shares and, to the extent applicable, the Non-Redeemed Shares.

(u) “Securities Act” means the Securities Act of 1933, as amended.

(v) “Sponsor” means Bluerock Acquisition Holdings, LLC, a Delaware limited liability company.

(w) “Trading Day” means any day on which Nasdaq or, if applicable, the New York Stock Exchange, is open for trading.

(x) “Trading Market” means the national securities exchange on which the Shares are listed for trading, which shall be either Nasdaq or the New York Stock Exchange.

(y) “Transfer” means (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any relevant securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any relevant securities, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

2. Subscription; Units.

(a) The Subscriber hereby subscribes for and agrees to purchase from the Issuer, and the Issuer agrees to issue and sell to the Subscriber, such number of Units as is set forth on the signature page of this Subscription Agreement (the “Subscriber Committed Units”, as may be decreased by any Non-Redeemed Shares pursuant to Section 2(f), collectively, the “Subscriber Units”). Each Subscriber Unit consists of one Share and one Warrant.

(b) Each Warrant shall be exercisable for one Warrant Share at an exercise price of $11.50 per share, for a period of five (5) years from the Merger Closing. The terms of the Warrants shall be set forth in the PIPE Warrant Certificate. The PIPE Warrant Certificate incorporates by reference that certain Warrant Agreement, dated as of December 10, 2025, by and between the Issuer and Continental Stock Transfer & Trust Company, as warrant agent, solely to the extent provided therein. At the Merger Closing, the Issuer shall issue the Warrants to the Subscriber and shall deliver, or cause to be delivered, promptly following the Merger Closing, the PIPE Warrant Certificate evidencing such Warrants in the name of the Subscriber or its nominee, subject to the Subscriber’s execution and delivery of such PIPE Warrant Certificate.

(c) In consideration for the Subscriber Units, the Subscriber shall pay the Issuer an aggregate purchase price equal to the product of (x) $10.00, and (y) the total number of Subscriber Committed Units purchased by the Subscriber (such amount, the “Purchase Price”), all on the terms and conditions provided for herein.

(d) In addition to the Subscriber Units, for every Share purchased by Subscriber as part of (i) a Subscriber Unit or (ii) held as a Non-Redeemed Share, the Subscriber shall be entitled to receive 0.5 shares of Issuer Common Stock (the “Commitment Shares”) from the Sponsor at the Merger Closing; provided, however, that the aggregate number of Commitment Shares issuable pursuant to all Subscription Agreements shall not exceed 1,000,000 shares, and if the aggregate number of Commitment Shares otherwise issuable pursuant to all Subscription Agreements would exceed such amount, the number of Commitment Shares issuable to the Subscriber hereunder shall be reduced to the Subscriber’s pro rata share of such 1,000,000 Commitment Shares, based on the Subscriber’s Purchase Price hereunder relative to the aggregate Purchase Price of all subscribers under the Subscription Agreements. Notwithstanding anything to the contrary herein, the number of Commitment Shares issuable to the Subscriber hereunder shall not exceed the number set forth on the signature page hereto. The Commitment Shares will be subject to the same 180-day lock-up period as the other shares of Issuer Common Stock held by the Sponsor.

(e) Prior to the Merger Closing, the Units shall not entitle the Subscriber (i) to receive dividends or (ii) to vote on matters submitted to the Issuer’s shareholders.

(f) Notwithstanding anything to the contrary contained in this Subscription Agreement, if (i) as of the fifth (5th) calendar day after the effectiveness of the Registration Statement, the Subscriber holds any shares of Issuer Common Stock (including shares of Issuer Common Stock acquired in the open market at a price not exceeding the estimated Per-Share Redemption Price), along with any related Redemption Rights (such shares of Issuer Common Stock, the “Eligible Shares”); and (ii) the Subscriber (1) does not exercise any Redemption Rights with respect to such Eligible Shares (including revoking any prior redemption or conversion elections made with respect to such Eligible Shares), (2) does not Transfer such Eligible Shares prior to the Closing Date, and (3) does not vote such Eligible Shares in favor of approving the Transactions at the extraordinary general meeting of the Issuer’s shareholders or in favor of any proposal contained in the Proxy Statement related thereto, then Subscriber may elect to treat such Eligible Shares as “Non-Redeemed Shares”, and if Subscriber makes such election, then the number of Subscriber Committed Units the Subscriber is obligated to purchase under this Subscription Agreement shall be reduced on a one-for-one basis by the number of Non-Redeemed Shares. For each Non-Redeemed Share held by the Subscriber through the Merger Closing, the Subscriber will be entitled to receive one Warrant and 0.5 Commitment Shares, subject to adjustment as described in Section 2(d) above. In order to decrease the Subscriber Committed Units, the Subscriber must, at least five (5) Business Days prior to the date of the Issuer’s extraordinary general meeting to be held pursuant to the Proxy Statement, deliver to the Issuer a certificate in the form attached hereto as Exhibit B (the “Certificate”), and shall further, upon the Issuer’s request, promptly provide such additional documents reasonably requested by the Issuer relating to the Eligible Shares. In addition, no later than three (3) Business Days prior to the anticipated Closing Date as set forth in the Closing Notice, Subscriber shall reaffirm to the Issuer in writing that the certifications included in the Certificate are true and correct. In no event will the number of Non-Redeemed Shares exceed the number of Subscriber Units listed on the signature page hereto.

3. Closing; Delivery of Securities.

(a) The issuance of the Subscriber Committed Units contemplated hereby (the “Closing”, and the date on which the Closing actually occurs, the “Closing Date”) is contingent upon the substantially concurrent consummation of the Merger. The Closing shall occur on the date of, but immediately prior to, the Merger Closing.

(b) At least seven (7) Business Days before the anticipated Closing Date, the Issuer shall deliver written notice to the Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date, (ii) the wire instructions for delivery of the Purchase Price to an escrow account specified by the Issuer, and (iii) the estimated Per-Share Redemption Price. No later than two (2) Business Days after receiving the Closing Notice, the Subscriber shall deliver to the Issuer such information as is reasonably requested in the Closing Notice in order for the Issuer to issue the Subscriber Units and other Securities (as applicable) to the Subscriber. At least five (5) Business Days prior to the anticipated Closing Date specified in the Closing Notice, the Subscriber shall deliver the Purchase Price by wire transfer of United States dollars in immediately available funds to the escrow account specified by the Issuer in the Closing Notice, such funds to be held in escrow and released to the Issuer at the Closing, concurrently with the issuance of the Units to the Subscriber.

(c) The Issuer shall deliver to the Subscriber (i) at the Closing, the Subscriber Units (including the underlying Shares and Warrants) in book-entry form or by certificated evidence, as applicable, free and clear of any liens or other restrictions (other than those arising under state or federal securities laws), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Subscriber, as applicable, and (ii) promptly after the Merger Closing, evidence from the Issuer’s transfer agent of the issuance to the Subscriber of the Subscriber Units and delivery of the PIPE Warrant Certificate evidencing the Warrants on and as of the Closing Date, which securities will have been issued upon the separation of the Subscriber Units in connection with the Merger Closing. If the Closing does not occur on the anticipated Closing Date specified in the Closing Notice for any reason other than termination of this Subscription Agreement, the Issuer shall promptly return the Purchase Price to the Subscriber, and such return shall not terminate this Subscription Agreement or relieve the Subscriber of its obligation to fund following delivery of a subsequent Closing Notice.

4. Closing Conditions. In addition to the conditions set forth in Section 3:

(a) General Conditions. The Closing is subject to the satisfaction or valid waiver in writing by each party of the conditions that, on the Closing Date:

(i) no suspension of the qualification of the applicable Securities for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any such purposes, shall have occurred;

(ii) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated by this Subscription Agreement illegal or otherwise preventing or prohibiting consummation of the transactions contemplated by this Subscription Agreement; and

(iii) all conditions precedent to each party’s obligation to effect the Transactions set forth in the Transaction Agreement, including all necessary approvals of the Issuer’s stockholders and regulatory approvals, if any, shall have been satisfied or, subject to the Subscriber’s consent where required pursuant to this Subscription Agreement, waived (as determined by the parties to the Transaction Agreement and other than those conditions that, by their nature, may only be satisfied at the Merger Closing, but subject to the satisfaction or waiver of such conditions as of the Merger Closing), and the Merger Closing shall be scheduled to occur immediately following the Closing.

(b) Issuer Conditions. The obligations of the Issuer to consummate the Closing are subject to the satisfaction or valid waiver by the Issuer of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements of the Subscriber contained in this Subscription Agreement as of the Closing Date or as of such specific date, as applicable; and

(ii) the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c) Subscriber Conditions. The obligations of the Subscriber to deliver the Purchase Price, and to perform any of its other obligations hereunder, are also subject to the satisfaction or valid waiver by the Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Issuer and the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or an Issuer MAE or Company MAE, as applicable, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects, or in all respects if already qualified by materiality, as of such date), and consummation of the Closing shall constitute a reaffirmation by the Issuer and the Company of each of their respective representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date or as of such specific date, as applicable;

(ii) each of the Issuer and the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) no amendment, modification, or waiver of the terms of the Transaction Agreement shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement;

(iv) the Issuer and the Company shall have obtained all consents or approvals (including any approval of stockholders) necessary to permit them to perform their obligations under this Subscription Agreement and consummate the Transactions; and

(v) the Shares shall have been approved for listing on Nasdaq or the NYSE, as applicable, subject to official notice of issuance.

5. Issuer Representations and Warranties. The Issuer represents and warrants to the Subscriber that:

(a) Organization and Qualification. As of the date hereof, the Issuer is duly organized, validly existing and in good standing under the laws of the Cayman Islands and, following the Domestication, the Issuer will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Issuer has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) Authorization; Enforcement. This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) No Conflicts. The execution, delivery and performance of this Subscription Agreement, including the issuance and sale of the Securities by the Issuer and the consummation of the transactions contemplated hereby, will not conflict with or result in a material breach or material violation of any agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which any of their respective properties or assets are bound, except as would not reasonably be expected to have an Issuer MAE; will not result in any violation of the organizational documents of the Issuer; and will not result in any violation of any applicable statute, rule, regulation, judgment or order applicable to the Issuer, except as would not reasonably be expected to have an Issuer MAE.

(d) Filings, Consents and Approvals. Assuming the accuracy of the representations and warranties of the Subscriber, the Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement, other than (i) those required to consummate the Transactions as provided under the Transaction Agreement, (ii) the filings required in accordance with Section 8(c), (iii) any filings or notices required by Nasdaq or the NYSE, as applicable, (iv) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable (“HSR”), and (v) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, an Issuer MAE.

(e) Capitalization. The authorized and outstanding capital stock of the Issuer is as set forth in the Issuer’s SEC Reports. All issued and outstanding shares of Issuer Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to preemptive rights. The outstanding warrants of the Issuer have been duly authorized and validly issued and are not subject to preemptive rights. Except as set forth in the Issuer’s SEC Reports, the Transaction Agreement, the Other Subscription Agreements and the convertible promissory notes issued or issuable by the Issuer or the domesticated Issuer to [●] and/or one or more of its affiliates or managed funds in connection with the Transactions (as such notes may be amended, restated, supplemented or otherwise modified from time to time) (the “[●] Notes”), there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer shares of Issuer Common Stock or other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests, other than as would not reasonably be expected to have an Issuer MAE.

(f) Authorization and Issuance of Subscribed Units. The Subscribed Units, including the underlying Shares, Warrants and Warrant Shares, have been, or prior to the Closing will be, duly authorized and, when issued and delivered against payment therefor in accordance with this Subscription Agreement, will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions (other than those arising under this Agreement or applicable state or federal securities laws), and will not have been issued in violation of or subject to any preemptive or similar rights.

(g) Registration of Issuer Equity Securities. As of the date of this Agreement, the issued and outstanding Class A ordinary shares of the Issuer are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “BLRK.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by Nasdaq or the SEC with respect to any intention by such entity to deregister the Issuer Common Stock or prohibit or terminate the listing of the Issuer Common Stock on Nasdaq.

(h) Regulatory Actions. Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, an Issuer MAE, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer, or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Issuer.

(i) Compliance. The Issuer is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have an Issuer MAE. The Issuer has not received any written communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have an Issuer MAE. The Issuer is not in default or violation of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any agreement to which the Issuer is now a party or by which the Issuer’s properties or assets are bound, or (iii) any statute, judgment, order, rule or regulation applicable to the Issuer, except, in the case of clauses (ii) and (iii), for defaults or violations that would not reasonably be expected to have an Issuer MAE.

(j) Broker Fees. The Issuer has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable. The Issuer is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Subscriber in connection with the sale of any Securities in the PIPE.

 (k) SEC Reports; Financial Statements. As of their respective dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all forms, reports, statements, schedules, proxies, registration statements and other documents filed by the Issuer with the SEC prior to the date of this Subscription Agreement (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder as in effect at the time of filing, and none of the SEC Reports, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Issuer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of the Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the SEC since its initial registration of the Issuer Common Stock with the SEC. A copy of each SEC Report is available to the Subscriber via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by the Issuer from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(l) No Side Letters. Other than the Other Subscription Agreements, the Transaction Agreement, the [●] Notes and any other agreement expressly contemplated by the Transaction Agreement, the Issuer has not entered into any subscription agreement, side letter or similar agreement with any Other Subscriber in connection with such Other Subscriber’s investment in the Issuer through the PIPE, except for side letters required to comply with an Other Subscriber’s policies and procedures or rules and regulations applicable to the Other Subscriber. No Other Subscription Agreement includes material terms and conditions that are more advantageous to any such Other Subscriber than the Subscriber hereunder, other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement to include such terms and conditions.

(m) No Bankruptcy. The Issuer has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Issuer have any knowledge or reason to believe that any of its creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

(n) Private Placement. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 7, in connection with the offer, sale and delivery of the Subscribed Units in the manner contemplated by this Subscription Agreement, it is not necessary to register the Subscribed Units under the Securities Act. The Subscribed Units (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(o) The Issuer understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Subscriber.

6. Company Representations and Warranties. The Company represents and warrants to the Subscriber that:

(a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) Authorization; Enforcement. This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally, and by general principles of equity.

(c) No Conflicts. The execution, delivery and performance by the Company of this Subscription Agreement and the consummation by the Company of the transactions contemplated hereby will not conflict with or result in a material breach or violation of the Company’s organizational documents, any material agreement to which the Company is a party or bound, or any law or order applicable to the Company, except, in each case, as would not reasonably be expected to have a Company MAE or materially impair the Company’s ability to perform its obligations under this Subscription Agreement.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing with, any governmental authority or other person in connection with its execution, delivery and performance of this Subscription Agreement, other than those required under the Transaction Agreement or the failure of which to obtain or make would not reasonably be expected to have a Company MAE or materially impair the Company’s ability to perform its obligations under this Subscription Agreement.

(e) No Bankruptcy. The Company has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up, and the Company has no knowledge or reason to believe that any of its creditors intend to initiate involuntary bankruptcy proceedings against the Company.

(f) The Company understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Subscriber.

7. Subscriber Representations, Warranties and Covenants. The Subscriber represents and warrants to each of the Issuer and the Company that:

(a) Subscriber Status. At the time the Subscriber was offered the Securities, it was, and as of the date hereof, the Subscriber is (i) an Accredited Investor or a QIB, as indicated in the questionnaire attached as Exhibit A hereto (the “Investor Questionnaire”), (ii) an Institutional Account, and (iii) acquiring the Securities only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. If the Subscriber is not an individual, the Subscriber is not an entity formed for the specific purpose of acquiring the Securities except as permitted under applicable securities laws and in all events only if the Subscriber otherwise qualifies as an accredited investor.

(b) Nature of Investment. The Subscriber understands that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities delivered at the Closing have not been registered under the Securities Act. The Subscriber understands that the Securities may not be resold, transferred, pledged or otherwise disposed of absent an effective registration statement under the Securities Act except (i) to the Issuer or one of its subsidiaries, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws. The Subscriber acknowledges that any certificates or book-entry positions representing the Securities will contain a legend or restrictive notation to such effect and that, as a consequence, the Subscriber may not be able to readily resell the Securities and be required to bear the financial risk of an investment in the Securities for an indefinite period of time. Subscriber acknowledges and agrees that the Securities will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year following the filing of certain required information with the SEC after the Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

(c) Authorization and Enforcement. The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any federal or state statute, rule or regulation applicable to the Subscriber, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound which would reasonably be expected to have a material adverse effect on the legal authority of the Subscriber to enter into and perform its obligations under this Subscription Agreement, and, if the Subscriber is not an individual, will not violate any provisions of the Subscriber’s charter documents, including its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Subscriber is an individual, has legal competence and capacity to execute the same or, if the Subscriber is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity. If the Subscriber is not an individual, the Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

(d) Other Representations. The Subscriber understands and agrees that the Subscriber is purchasing the Securities directly from the Issuer. The Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to the Subscriber by the Issuer or the Company, or any of their respective officers or directors, expressly (other than those representations, warranties, covenants and agreements included in this Subscription Agreement) or by implication, other than the representations, warranties, covenants and agreements herein.

(e) Tax Treatment. The Subscriber’s acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(f) Receipt of Disclosure. The Subscriber acknowledges and agrees that it has received such information as it deems necessary in order to make an investment decision with respect to the Securities. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has received (or, in the case of documents filed with the SEC, had access to) the following items (collectively, the “Disclosure Documents”): (i) the IPO Prospectus, (ii) each filing made by the Issuer with the SEC following the filing of the IPO Prospectus through the date of this Subscription Agreement, (iii) the Transaction Agreement, a copy of which will be filed by the Issuer with the SEC, and (iv) the investor presentation by the Issuer and the Company, a copy of which will be furnished by the Issuer to the SEC. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisors, if any, have had the opportunity to ask management of the Issuer and the Company questions, receive such answers and obtain such information as the Subscriber and such advisors have deemed necessary to make an investment decision with respect to the Securities.

(g) No General Solicitation. The Subscriber became aware of the offering of the Securities solely by means of direct contact between the Subscriber and the Issuer, the Company, or a representative of any of the foregoing, and the Securities were offered to the Subscriber solely by direct contact between the Subscriber and the Issuer, the Company or a representative of any of the foregoing. The Subscriber acknowledges that the Issuer represents and warrants that the Securities (i) were not offered to the Subscriber by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(h) Investment Risks. The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including risks similar to those set forth in the Disclosure Documents and in the Issuer’s filings with the SEC. The Subscriber is a sophisticated institutional investor and is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision. Alone, or together with any professional advisor(s), the Subscriber has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Issuer. The Subscriber acknowledges specifically that a possibility of total loss exists.

(i) Compliance. The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of this offering of the Securities or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the Issuer’s reports, schedules, forms, statements and other documents required to be filed by the Issuer under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof.

(j) Diligence Disclaimer. Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Securities nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Issuer’s and the Company’s representations and warranties contained herein.

(k) OFAC/Patriot Act. The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Securities were legally derived.

(l) The Subscriber understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Issuer and the Company.

8. Additional Covenants.

(a) Transfer Restrictions.

(i) The Securities may only be resold, transferred, pledged or otherwise disposed of in compliance with state and federal securities laws, and pursuant to an effective registration statement, or an applicable exemption from the registration requirements of the Securities Act, or transferred to the Issuer or to one or more affiliates of the Subscriber or to a lender to the Subscriber pursuant to a pledge and, thereafter, to a transferee thereof pursuant to a foreclosure. As a condition of transfer, other than pursuant to an effective registration statement or such permitted affiliate/lender transfer, the Issuer may require the transferor to provide to the Issuer an opinion of counsel selected by the transferor to the effect that such transfer does not require registration under the Securities Act, and any such transferee shall agree in writing to be bound by the terms of this Subscription Agreement.

(ii) The Issuer and the Company acknowledge and agree that, notwithstanding anything herein to the contrary, the Subscriber may from time to time after the Closing pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities issued and sold to the Subscriber to a financial institution that is an accredited investor as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Subscriber may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer shall not be subject to approval of the Issuer and no legal opinion of counsel of the pledgee, secured party or pledgor shall be required in connection therewith; provided that the Subscriber and its pledgee comply with the other provisions of this Section 8 in order to effect any sale, transfer or assignment of such Securities.

(iii) The Subscriber agrees to the imprinting, so long as required by this Section 8(a), of a restrictive legend on any certificated Securities in substantially the form set forth below:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(iv) Subject to applicable requirements of the Securities Act and the interpretations of the SEC thereunder and any requirements of the Issuer’s transfer agent, the Issuer shall ensure that instruments, whether certificated or uncertificated, evidencing the Securities shall not contain any legend following any sale of such Securities pursuant to Rule 144 under the Securities Act or if such Securities are otherwise eligible for sale under Rule 144 and without volume or manner-of-sale restrictions.

(v) The Subscriber agrees with the Issuer that any Securities sold pursuant to an effective registration statement will be sold in compliance with the applicable plan of distribution set forth therein, and acknowledges that the removal of any restrictive legend from instruments representing the Securities as set forth in this Section 8 is predicated upon the Issuer’s reliance upon this understanding.

(b) Furnishing of Information; Public Information. Until the earliest of (i) the first date on which the Subscriber can sell all of its Shares, Warrant Shares and Commitment Shares under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold and (ii) two (2) years from the Closing Date, the Issuer covenants to maintain the registration of the Shares under Section 12(b) or 12(g) of the Exchange Act and to timely file, or obtain extensions in respect thereof and file within the applicable grace period, all reports required to be filed by the Issuer after the effective date of registration of such securities pursuant to the Exchange Act.

(c) Public Disclosure. The Issuer shall (a) by 9:30 a.m. ET on the first Business Day following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby (“Disclosure Time”), and (b) file a Current Report on Form 8-K, including the Transaction Agreement and the investor presentation provided to the Subscriber, or the material non-public information contained therein, as exhibits thereto, with the SEC within the time required by the Exchange Act. From and after the issuance of such press release, each of the Issuer and the Company represent to the Subscriber that it shall have publicly disclosed all material, non-public information delivered to the Subscriber by or on behalf of the Issuer, the Company or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Subscription Agreement, and the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Issuer, the Company or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Subscription Agreement. The Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of the Issuer (such consent not to be unreasonably withheld or delayed). Notwithstanding the foregoing, none of the Issuer, the Company or the Subscriber shall publicly disclose the name of any other party to this Agreement, or include the name of any other party in any filing with the SEC, any regulatory agency or Nasdaq or the NYSE, as applicable, without the prior written consent of the party being disclosed, except to the extent such disclosure is required by applicable law, SEC, Nasdaq or NYSE rules, or at the request of any governmental or regulatory agency or as required by legal process, in which case, to the extent legally permissible, written notice of such disclosure permitted under this clause shall be made to the other party prior to or as soon as reasonably practicable following such disclosure.

(d) Non-Public Information. Following the Disclosure Time or otherwise as required by applicable law, each of the Issuer and the Company covenants and agrees that neither it, nor any other person acting on its behalf, will provide the Subscriber with any information that constitutes, or the Issuer or the Company, as applicable, reasonably believes constitutes, material non-public information, unless prior thereto the Subscriber shall have consented in writing to the receipt of such information and agreed with the Issuer or the Company, as applicable, to keep such information confidential. The Issuer and the Company each understand and confirm that the Subscriber shall be relying on the foregoing covenant in effecting transactions in securities of the Issuer; provided that each Subscriber shall be solely responsible for its compliance with federal, state and foreign securities laws.

(e) Listing of Securities. The Issuer hereby agrees to cause the Shares and Warrant Shares to be listed on Nasdaq or the NYSE, as applicable, and to ensure and maintain the eligibility of such securities for electronic transfer through The Depository Trust Company or another established clearing corporation, including by timely payment of fees to such clearing corporation in connection with such electronic transfer.

(f) Certain Transactions and Confidentiality. The Subscriber covenants that neither it, nor any affiliate acting on its behalf or pursuant to any understanding with it, has executed or will execute any purchases or sales of any of the Issuer’s securities during the period that commenced at the time that the Subscriber first learned of the transactions contemplated hereunder and ending at such time that the transactions contemplated by this Subscription Agreement are first publicly announced pursuant to the initial press release as described in Section 8(c). The Subscriber covenants that until such time as the transactions contemplated by this Subscription Agreement are publicly disclosed by the Issuer pursuant to the initial press release as described in Section 8(c), the Subscriber will maintain the confidentiality of the existence and terms of the Transactions and the transactions contemplated hereby, provided that Subscriber is permitted to disclose such items to its and its affiliates’ representatives, employees, advisers, and counsel on a need to know basis and who are obligated to keep such information confidential and agree not to trade on any such confidential information, or otherwise where required pursuant to applicable law.

Notwithstanding the foregoing, the Issuer and the Company expressly acknowledge and agree that (i) the Subscriber makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Issuer after the time that the transactions contemplated by this Subscription Agreement are first publicly announced pursuant to the initial press release as described in Section 8(c), and (ii) the Subscriber shall not be restricted or prohibited from effecting any transactions in any securities of the Issuer in accordance with applicable securities laws from and after such public announcement. Notwithstanding the foregoing, (i) in the case that the Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Subscriber’s assets, this Section 8(g) shall only apply with respect to the portfolio manager that made the investment decision to purchase the Securities covered by this Subscription Agreement and any other portfolio manager that has direct knowledge of this investment and (ii) the representations set forth in this Section 8(g) shall not apply to any other entity, affiliate or client under common management with the Subscriber that has no knowledge of this Subscription Agreement or of the Subscriber’s participation in the Transactions.

(g) Subscriber Undertaking. The Issuer may request from the Subscriber such additional information as the Issuer may deem reasonably necessary to evaluate the eligibility of the Subscriber to acquire the Securities, and the Subscriber shall promptly provide such information to the Issuer upon such request, to the extent readily available and consistent with its internal policies and procedures and within the Subscriber’s possession and control or otherwise readily available to the Subscriber, and provided that the Issuer agrees to keep confidential any such information provided by the Subscriber.

(h) No Short Sales. The Subscriber hereby agrees that, from the date of this Agreement until the Merger Closing, neither Subscriber nor any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage in any Short Sales with respect to securities of the Issuer. For purposes of this Section 8(i), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (A) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transactions (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (B) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Units.

(i) Most Favored Nation. In the event at or prior to the Closing the Issuer or the Sponsor enters into any Other Subscription Agreement, or amends, modifies or waives any term of any Other Subscription Agreement, in each case on terms (whether relating to purchase price, discount, warrant coverage, commitment or bonus shares, registration rights, lock-up, transfer restrictions, governance or otherwise) that are more favorable in any material respect to the applicable subscriber than the terms of this Subscription Agreement are to the Subscriber, then (x) the Issuer shall promptly notify the Subscriber in writing and furnish a copy of the relevant agreement, amendment or waiver, and (y) such more favorable terms shall automatically be deemed incorporated into this Subscription Agreement for the benefit of the Subscriber, unless the Subscriber notifies the Issuer in writing that it elects not to receive the benefit of such terms; provided, however, that the foregoing shall not apply to the [●] Notes or other agreements between the Issuer or the Sponsor with [●] and/or one or more of its affiliates or managed funds in connection with the Transactions. The Issuer shall deliver to the Subscriber at or prior to the Closing a certificate of an executive officer of the Issuer certifying that no Other Subscription Agreement contains terms more favorable to any subscriber than the terms of this Subscription Agreement, or otherwise identifying any such more favorable terms.

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; (b) such date and time as the Transaction Agreement is terminated in accordance with its terms; or (c) if the Merger Closing has not occurred on or prior to March 31, 2027, at the election of the Subscriber; provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and (ii) each party will be entitled to any remedies at law or in equity to recover reasonable and documented losses, liabilities or damages arising from such breach. The Issuer shall notify the Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement and the provisions of this Section 9 and Sections 11 and 12 will survive any termination of this Subscription Agreement and continue indefinitely.

10. Registration Rights.

(a) The Issuer agrees that, within thirty (30) calendar days after the Closing Date (the “Filing Date”), the Issuer will file with the SEC (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Subscriber Shares (as defined below) (the initial registration statement and any other registration statement that may be filed by the Issuer under this Section 10, the “Resale Registration Statement”). The Issuer shall use its reasonable best efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies the Issuer that it will “review” the Resale Registration Statement) following the Merger Closing Date and (ii) the second (2nd) Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, as may be delayed pursuant to this Section 10, the “Effectiveness Date”). The Issuer agrees that the Issuer will cause such Resale Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective until the earlier of (i) two (2) years from the date of effectiveness of the initial Resale Registration Statement, (ii) the date on which the Subscriber ceases to hold the Subscriber Shares covered by such Resale Registration Statement, or (iii) the first date on which the Subscriber can sell all of its Subscriber Shares under Rule 144 of the Securities Act without restriction, including without limitation, any volume or manner of sale restrictions and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). The Issuer’s obligations to include the Subscriber Shares in the Resale Registration Statement are contingent upon the Subscriber furnishing in writing to the Issuer such information regarding the Subscriber, the securities of the Issuer held by the Subscriber and the intended method of disposition of the Subscriber Shares as shall be reasonably requested by the Issuer to effect the registration of the Subscriber Shares (including disclosure of its beneficial ownership of the Subscriber Shares, as determined in accordance with Rule 13d-3 of the Exchange Act), and the Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling shareholder in similar situations; provided that the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Subscriber Shares. Any failure by the Issuer to file the Resale Registration Statement by the Filing Date or for the Resale Registration Statement to be declared effective by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Resale Registration Statement as set forth in this Section 10. In no event shall the Subscriber be identified as a statutory underwriter in the Resale Registration Statement unless requested by the SEC; provided that if the SEC requests that the Subscriber be identified as a statutory underwriter in the Resale Registration Statement, the Subscriber will have the option, in its sole and absolute discretion, to either (i) have an opportunity to withdraw from the Resale Registration Statement, in which case the Issuer’s obligation to register the Subscriber Shares will be deemed satisfied, or (ii) be included as such in the Resale Registration Statement. Notwithstanding the foregoing, if the SEC prevents the Issuer from including any or all of the Issuer Shares proposed to be registered under the Resale Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of Issuer Shares by the applicable shareholders or otherwise, such Resale Registration Statement shall register for resale such number of Issuer Shares as is equal to the maximum number of Issuer Shares permitted by the SEC. In such event, the number of Issuer Shares to be registered for each selling shareholder named in the Resale Registration Statement (including the number of Subscriber Shares to be registered for the Subscriber) shall be reduced pro rata among all such selling shareholders and, as promptly as practicable after being permitted to register additional Issuer Shares under Rule 415 under the Securities Act, the Issuer shall amend the Resale Registration Statement or file a new Resale Registration Statement to register such additional Issuer Shares (including the applicable Subscriber Shares) and cause such amendment or new Resale Registration Statement to become effective as promptly as practicable thereafter. For purposes of this Section 10, “Issuer Shares” means the Issuer’s equity securities, and “Subscriber Shares” means the Shares, Warrant Shares, Commitment Shares and, to the extent applicable, Non-Redeemed Shares, in each case held by the Subscriber and registrable for resale pursuant to this Section 10, together with any other equity security of the Issuer issued or issuable with respect to such securities by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

(b) In the case of the registration, qualification, exemption or compliance effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform the Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense, the Issuer shall:

(i) except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Resale Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Resale Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions;

(ii) advise Subscriber within three (3) Business Days:

(A) when a Resale Registration Statement or any amendment thereto has been filed with the SEC and when such Resale Registration Statement or any post-effective amendment thereto has become effective;

(B) of any request by the SEC for amendments or supplements to the Resale Registration Statement or the prospectus included therein or for additional information;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of any Resale Registration Statement or the initiation of any proceedings for such purpose;

(D) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Subscriber Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Resale Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events listed above, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (A) through (C) above constitutes material, nonpublic information regarding the Issuer;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Resale Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Resale Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Resale Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Subscriber Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Subscriber Shares to be listed on each securities exchange or market, if any, on which Issuer Shares have been listed; and

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Subscriber Shares contemplated hereby.

(c) The Issuer may delay filing or suspend the use of any such registration statement (x) if it determines, upon advice of external legal counsel, that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, (y) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Resale Registration Statement following the filing of the Issuer’s Annual Report on Form 10-K for its first completed fiscal year, or (z) if the Issuer’s Board of Directors, upon advice of external legal counsel, reasonably believes that such filing or use would materially affect a bona fide business or financing transaction of the Issuer or any of its subsidiaries, or would require premature disclosure of information that could materially adversely affect the Issuer (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay filing or suspend use of any registration statement on more than two occasions or for more than forty-five (45) consecutive calendar days or more than ninety (90) total calendar days, in each case in any 12-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event (which notice shall not contain any material non-public information) during the period that the Resale Registration Statement is effective or if as a result of a Suspension Event the Resale Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that it will (i) immediately discontinue offers and sales of the Subscriber Shares under the Resale Registration Statement until the Subscriber receives (A) (x) copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from the Issuer that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by applicable law. If so directed by the Issuer, the Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion, destroy all copies of the prospectus covering the Subscriber Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscriber Shares shall not apply to (i) the extent the Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up. In addition to the removal of restrictive legends at the Subscriber’s request contemplated by Section 8(a)(iv), during any periods that a Resale Registration Statement registering the resale of the Subscriber Shares is effective or when the Subscriber Shares may be sold pursuant to Rule 144 under the Securities Act or may be sold without restriction under Rule 144, the Issuer shall, at its expense, cause the Issuer’s transfer agent to remove any restrictive legends on any Subscriber Shares sold by the Subscriber within two (2) Business Days of the date that such Subscriber Shares are sold and the Subscriber notifies the Issuer of such sale (and prior to removal the Subscriber provides the Issuer with any customary representations in connection therewith). In connection therewith, if required by the Issuer’s transfer agent, the Issuer will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Subscriber Shares without any such legend.

(d) From and after the Closing, the Issuer shall indemnify, defend and hold harmless the Subscriber (to the extent a seller under the Resale Registration Statement), and the officers, employees, affiliates, directors, partners, members, managers, investment advisors, attorneys and agents of the Subscriber, and each person, if any, who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (the Subscriber and each of the foregoing, a “Subscriber Indemnified Party”), from and against any losses, judgments, claims, damages, liabilities or reasonable costs or expenses (including reasonable external attorneys’ fees) (collectively, “Losses”), that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Resale Registration Statement, any prospectus included in the Resale Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Issuer of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 10, except to the extent that such untrue or alleged untrue statements or omissions or alleged omissions are based solely upon information furnished in writing to the Issuer by a Subscriber Indemnified Party expressly for use therein. Notwithstanding the foregoing, the Issuer’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Issuer (which consent shall not be unreasonably withheld, delayed or conditioned).

(e) From and after the Closing, the Subscriber shall, severally and not jointly with any Other Subscriber, indemnify, defend and hold harmless the Issuer, and the officers, employees, affiliates, directors, partners, members, managers, attorneys and agents of the Issuer, and each person, if any, who controls the Issuer (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any Losses, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Resale Registration Statement, any prospectus included in the Resale Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, to the extent that such untrue or alleged untrue statements or omissions or alleged omissions are based solely upon information regarding Subscriber furnished in writing to the Issuer by a Subscriber Indemnified Party expressly for use therein. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Subscriber Shares giving rise to such indemnification obligation. Notwithstanding the foregoing, the Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Subscriber (which consent shall not be unreasonably withheld, delayed or conditioned).

(f) If the indemnification provided under this Section 10 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 10 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 10(f) from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 10(f) shall be individual, not joint, and in no event shall the liability of the Subscriber under this Section 10(f) be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Subscriber Shares giving rise to such indemnification obligation.

(g) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(h) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Subscriber Shares purchased pursuant to this Subscription Agreement.

11. Trust Account Waiver.

(a) The Subscriber hereby represents and warrants that it has had the opportunity to read the IPO Prospectus and understands that the Issuer has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”), the overallotment shares acquired by its underwriters and certain private placements occurring simultaneously with the IPO, including interest accrued from time to time thereon, for the benefit of the Issuer’s public stockholders, including overallotment shares acquired by the Issuer’s underwriters (the “Public Stockholders”). The Subscriber further understands that, except as otherwise described in the IPO Prospectus, the Issuer may disburse monies from the Trust Account only: (a) to the Public Stockholders who elect to redeem their Issuer shares in connection with the consummation of the Issuer’s initial business combination, as such term is used in the IPO Prospectus, or in connection with an extension of the Issuer’s deadline to consummate an initial business combination; (b) to the Public Stockholders if the Issuer fails to consummate an initial business combination within 24 months after the closing of the IPO, subject to any further extension approved by amendment to the Issuer’s organizational documents; (c) with respect to any interest earned on the amounts held in the Trust Account, to pay taxes and up to $100,000 of dissolution expenses; or (d) to the Issuer after or concurrently with the consummation of an initial business combination.

(b) For and in consideration of the Issuer entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subscriber hereby agrees that, notwithstanding anything to the contrary contained in this Subscription Agreement, the Subscriber does not now and shall not at any time hereafter have, and waives any and all right, title and interest, or any claims of any kind it has or may have in the future as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Securities, in or to any monies held in the Trust Account or any distributions therefrom directly or indirectly to Public Stockholders (“Public Distributions”).

(c) The Subscriber further agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account or Public Distributions as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Securities, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. To the extent the Subscriber commences any action or proceeding based upon, in connection with, as a result of or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Securities, which proceeding seeks, in whole or in part, monetary relief against the Issuer or its Representatives, the Subscriber hereby acknowledges and agrees that the Subscriber’s sole remedy shall be against funds held outside of the Trust Account, other than Public Distributions, and that such claim shall not permit the Subscriber, or any person claiming on its behalf or in lieu of any of it, to have any claim against the Trust Account, including any distributions therefrom, or any amounts contained therein.

(d) Notwithstanding anything else in this Section 11 to the contrary, nothing herein shall: (x) serve to limit or prohibit the Subscriber’s right to pursue a claim against the Issuer for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief; (y) serve to limit or prohibit any claims that the Subscriber may have in the future against the Issuer’s assets or funds that are not held in the Trust Account, including any funds that have been released from the Trust Account to the Issuer, excluding, for the avoidance of doubt, funds released to redeeming shareholders of the Issuer, and any assets that have been purchased or acquired with any such funds; or (z) be deemed to limit the Subscriber’s right, title, interest or claim to the Trust Account by virtue of the Subscriber’s record or beneficial ownership of Issuer Common Stock other than pursuant to this Subscription Agreement, including any redemption right with respect to any such securities of the Issuer.

(e) For purposes of this Subscription Agreement, “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliates’ respective directors, officers, employees, consultants, advisors, agents and other representatives.

12. Miscellaneous.

(a) Transferability. Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Subscriber Shares acquired hereunder, if any, subject to applicable securities laws and Subscriber’s rights under Section 10 hereof) may be transferred or assigned by the Subscriber without the prior written consent of the Issuer and the Company, and any purported transfer or assignment without such consent shall be null and void ab initio. Notwithstanding the foregoing, prior to the Closing the Subscriber may assign all of its rights and obligations under this Subscription Agreement to an affiliate of the Subscriber, or to any fund or account managed by the same investment manager as Subscriber, that is an Accredited Investor or a QIB and is also an Institutional Account, so long as the Subscriber provides the Issuer and the Company with at least three (3) Business Days’ prior written notice of such assignment and a completed Investor Questionnaire duly executed by such assignee; provided, further that (i) such assignee will be deemed to have made to the Issuer and the Company each of the representations, warranties and covenants of the Subscriber set forth in Section 7 as of the date of such assignment and as of the Closing Date, and (ii) no such assignment by the Subscriber will relieve the Subscriber of its obligations under this Subscription Agreement, and the Subscriber will remain secondarily liable under this Subscription Agreement for the obligations of the assignee hereunder unless the Issuer and the Company have consented to such relief. The Issuer may not transfer or assign all or a portion of its rights under this Subscription Agreement without the prior consent of the Subscriber.

(b) Reliance. The Subscriber acknowledges that the Issuer and the Company will rely on the acknowledgments, understandings, agreements, representations and warranties of the Subscriber contained in this Subscription Agreement; provided, however, that the Subscriber’s obligations hereunder may only be enforced against the Subscriber by the Issuer or, pursuant to Section 12(o), the Company. Prior to the Closing, the Subscriber agrees to promptly notify the Issuer and the Company if any of the acknowledgments, understandings, agreements, representations and warranties made by the Subscriber set forth herein are no longer accurate in any material respect and such inaccuracy would cause any of the conditions to the Closing in Sections 4(a) or 4(b) not to be satisfied. Each of the Issuer and the Company is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Each of the Issuer and the Company acknowledges that the Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties of the Issuer and the Company contained in this Subscription Agreement. Prior to the Closing, each of the Issuer and the Company agrees to promptly notify the Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties made by it set forth herein are no longer accurate in any material respect and such inaccuracy would cause any of the conditions to the Closing in Sections 4(a) or 4(c) not to be satisfied. The Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c) Survival. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing until the expiration of any applicable statute of limitations.

(d) Amendments and Waivers. This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification or waiver is sought.

(e) Entire Agreement. This Subscription Agreement (including the exhibits and, to the extent applicable, the Lock-Up Addendum attached hereto), constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof (other than any confidentiality agreement entered into by the Issuer and/or the Company, on the one hand, and the Subscriber, on the other hand, in connection with the Offering).

(f) Successors and Assigns. This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(g) Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(h) Counterparts. This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile, electronic mail or in .pdf (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(i) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to equitable relief, including an injunction or injunctions, to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. Each party hereto further agrees that none of the parties hereto or the Company shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 12(i), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(j) GOVERNING LAW AND JURY TRIAL. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(k) Venue. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction, any federal court within the State of Delaware) (the “Chosen Court”) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the Chosen Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(l) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by facsimile or email, with affirmative confirmation of receipt, (iii) one (1) Business Day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the addresses set forth on the applicable signature pages hereto.

(m) Headings and Certain Defined Terms. The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement, and references to any Section or Subsection shall refer to the numbered and lettered Sections and Subsections of this Agreement. As used in this Subscription Agreement, the term: (x) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity, and (y) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). For the avoidance of doubt, any reference in this Subscription Agreement to an affiliate of the Issuer will include the Sponsor.

(n) Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem necessary in order to consummate the Offering as contemplated by this Subscription Agreement.

(o) Third Party Beneficiaries. The parties hereto agree that the Company is an express third-party beneficiary of this Agreement. Except for the foregoing, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns.

13. Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties contained in this Subscription Agreement in making its investment or decision to invest in the Issuer. The Subscriber agrees that no Other Subscriber pursuant to the Other Subscription Agreements (including the controlling persons, members, officers, directors, partners, agents, or employees of any such Other Subscriber) shall be liable to the Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscriber Shares.

14. Several Not Joint. The obligations of the Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and the Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under any Other Subscription Agreement or any other investor under the Other Subscription Agreements. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Subscriber or any Other Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute the Subscriber and any Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and any Other Subscribers or other investors are in any way acting in concert or as a “group” (within the meaning of Section 13(d) of the Exchange Act) with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of the Subscriber in connection with monitoring its investment in the Subscriber Shares or enforcing its rights under this Subscription Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the last date written below.

COMPANY:	BITONIC TECHNOLOGY LABS, INC. (d/b/a Yellow.ai)

By:
	Name:	Raghavendra Kumar Ravinutala
	Title:	CEO
Date:

ISSUER:	BLUEROCK ACQUISITION CORP.

By:
	Name:	Jordan Ruddy
	Title:	President
Date:

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the last date written below.

SUBSCRIBER:

By:
Name:
Title:

Date:

Subscriber Committed Units:

Purchase Price:	$

Maximum Commitment Shares to be issued hereunder:

Mailing Address for Notices:

City, State, Zip:

Email for Notices:

EXHIBIT A

INVESTOR QUESTIONNAIRE

This Investor Questionnaire is being delivered in connection with that certain Subscription Agreement by and among Bitonic Technology Labs, Inc. (d/b/a Yellow.ai), Bluerock Acquisition Corp. and the undersigned Subscriber named therein. Capitalized terms used but not defined herein have the meanings given to such terms in the Subscription Agreement.

The undersigned Subscriber understands that the Issuer and the Company will rely on the information contained herein to determine whether the Subscriber is eligible to purchase the Securities pursuant to the Subscription Agreement. The Subscriber represents and warrants that the information provided below is true, complete and correct as of the date hereof and will be true, complete and correct as of the Closing Date.

1. Subscriber Information.

Legal Name of Subscriber:

Jurisdiction of Organization, if applicable:

Type of Subscriber:

☐ Individual ☐ Corporation ☐ Limited liability company ☐ Partnership ☐ Trust ☐ Employee benefit plan ☐ Investment fund ☐ Registered investment company ☐ Registered investment adviser ☐ Bank, savings and loan association or similar institution ☐ Insurance company ☐ Other:

Principal Place of Business / Residence Address:

City, State, Zip Code:

Taxpayer Identification Number / EIN:

Contact Person:

Email:

Telephone:

2. Accredited Investor Status.

The Subscriber represents that it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. The Subscriber should check each applicable category below.

☐ Bank, savings and loan association or similar institution, whether acting in its individual or fiduciary capacity.

☐ Broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐ Insurance company, registered investment company, business development company, small business investment company or rural business investment company.

☐ Employee benefit plan within the meaning of ERISA, if the investment decision is made by a qualifying plan fiduciary, the plan has total assets in excess of $5,000,000, or the plan is self-directed and investment decisions are made solely by accredited investors.

☐ Organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000.

☐ Natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000, excluding the value of such person’s primary residence.

☐ Natural person who had individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

☐ Trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

☐ Family office with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose prospective investment is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment, or a family client of such family office.

☐ Entity, of a type not listed above, not formed for the specific purpose of acquiring the Securities, owning investments in excess of $5,000,000.

☐ Entity in which all equity owners are accredited investors.

☐ Other accredited investor category: ________________________________.

3. Qualified Institutional Buyer Status.

The Subscriber represents that it ☐ is ☐ is not a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

If the Subscriber is a QIB, the Subscriber further represents that it satisfies the applicable Rule 144A securities ownership threshold for its investor category, including, if applicable, ownership and discretionary investment of at least $100,000,000 in securities of unaffiliated issuers, or, for a registered broker-dealer, at least $10,000,000 in securities of unaffiliated issuers.

Applicable QIB category: ☐ Institutional investor ☐ Registered broker-dealer ☐ Bank, savings and loan association or similar institution ☐ Entity all of the equity owners of which are QIBs ☐ Other: ________________________________.

4. Institutional Account Status.

The Subscriber represents that it ☐ is ☐ is not an “Institutional Account” as defined in FINRA Rule 4512(c).

If applicable, the Subscriber qualifies as an Institutional Account because it is: ☐ a bank, savings and loan association, insurance company or registered investment company; ☐ an investment adviser registered with the SEC or a state securities commission; ☐ another entity, whether natural person, corporation, partnership, trust or otherwise, with total assets of at least $50,000,000; or ☐ other: ________________________________.

5. Reliance; Updates.

The Subscriber acknowledges that the Issuer, the Company and their respective representatives are relying on the information contained in this Investor Questionnaire. The Subscriber agrees to promptly notify the Issuer and the Company in writing if any information contained herein becomes inaccurate or incomplete before the Closing.

IN WITNESS WHEREOF, the undersigned has executed this Investor Questionnaire as of the date set forth below.

SUBSCRIBER:

By:
Name:
Title:

Date:

EXHIBIT B

FORM OF NON-REDEEMED SHARES CERTIFICATE

Reference is made to that certain Subscription Agreement by and among Bitonic Technology Labs, Inc. (d/b/a Yellow.ai), Bluerock Acquisition Corp. and the undersigned Subscriber. Capitalized terms used but not defined herein have the meanings given to such terms in the Subscription Agreement.

The undersigned Subscriber hereby certifies to the Issuer and the Company that, as of the date hereof:

1. The Subscriber beneficially owns the number of shares of Issuer Common Stock set forth below, together with the related Redemption Rights:

Number of Eligible Shares: ________________________________.

2. The Subscriber acquired such Eligible Shares in the open market or otherwise holds such Eligible Shares, and the purchase price for any Eligible Shares acquired in the open market did not exceed the estimated Per-Share Redemption Price set forth in the Closing Notice.

3. The Subscriber has not exercised, and will not exercise, any Redemption Rights with respect to such Eligible Shares, and has revoked or will revoke any prior redemption or conversion election made with respect to such Eligible Shares.

4. The Subscriber has not Transferred, and will not Transfer, such Eligible Shares prior to the Closing Date.

5. The Subscriber has not voted, and will not vote, such Eligible Shares in favor of approving the Transactions at the extraordinary general meeting of the Issuer’s shareholders or in favor of any proposal contained in the Proxy Statement related thereto.

6. The Subscriber acknowledges that the Issuer and the Company may reasonably request brokerage statements, position reports or other evidence of ownership reasonably necessary to verify the Subscriber’s ownership of the Eligible Shares.

7. The Subscriber acknowledges that, pursuant to Section 2(f) of the Subscription Agreement, the number of Subscriber Committed Units the Subscriber is obligated to purchase under the Subscription Agreement shall be reduced on a one-for-one basis by the number of Non-Redeemed Shares validly certified herein and held through the Merger Closing, subject to the terms and conditions of the Subscription Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Non-Redeemed Shares Certificate as of the date set forth below.

SUBSCRIBER:

By:
Name:
Title:

Date:

EXHIBIT C

FORM OF PIPE WARRANT CERTIFICATE

THIS PIPE WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO THE

EXPIRATION OF THE EXERCISE PERIOD SET FORTH BELOW

Certificate No. [●]	[●] PIPE Warrants

This PIPE Warrant Certificate (this “Warrant Certificate”) is issued by Bluerock Acquisition Corp., a Delaware corporation (the “Issuer”), to [_____________] (the “Holder”), pursuant to the Subscription Agreement (as may be amended, supplemented or otherwise modified from time to time, the “Subscription Agreement”), by and among the Issuer, Bitonic Technology Labs, Inc. d/b/a Yellow.ai, a Delaware corporation, and the Holder.

RECITALS

WHEREAS, the Issuer has entered into a Business Combination Agreement, dated as of July 31, 2026 (the “Business Combination Agreement” and the transactions contemplated thereby, the “Business Combination”), by and among the Issuer, BLRK Merger Sub Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Issuer, Bitonic Technology Labs, Inc. d/b/a Yellow.ai (“Yellow” or the “Company”), and the other parties thereto, pursuant to which, among other things, prior to the Merger Closing the Issuer will domesticate as a Delaware corporation and, at the Merger Closing, the Company will become a wholly-owned subsidiary of the Issuer;

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, the Issuer is conducting a private placement of units consisting of shares and warrants (the “PIPE”) to certain subscribers pursuant to subscription agreements (including the Subscription Agreement);

WHEREAS, the PIPE Warrants evidenced by this Warrant Certificate are being issued to the Holder pursuant to the Subscription Agreement in respect of Units purchased by the Holder and/or Non-Redeemed Shares held by the Holder through the Merger Closing;

WHEREAS, the Issuer is party to that certain Warrant Agreement, dated as of December 10, 2025, by and between the Issuer and Continental Stock Transfer & Trust Company, as warrant agent (the “Existing Warrant Agreement”), pursuant to which the Issuer’s public warrants and private placement warrants were issued in connection with the Issuer’s initial public offering; and

WHEREAS, pursuant to the Existing Warrant Agreement, Issuer may issue additional warrants in connection with, or following the consummation by the Issuer of, a Business Combination (as defined therein);

WHEREAS, the Issuer desires to issue to the Holder, and the Holder desires to acquire, PIPE Warrants on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer hereby issues to the Holder the PIPE Warrants evidenced by this Warrant Certificate on the following terms:

1. Issuance. The Issuer hereby issues to the Holder [●] warrants (the “PIPE Warrants” and each, a “PIPE Warrant”). Each PIPE Warrant entitles the Holder, upon exercise during the Exercise Period (as defined below) and subject to the terms and conditions set forth herein, to receive from the Issuer one fully paid and non-assessable share of common stock of the Issuer, par value $0.0001 per share (each, a “Warrant Share”), at the exercise price of $11.50 per Warrant Share (the “Exercise Price”), subject to adjustment as provided in the Existing Warrant Agreement.

2. Incorporation of Existing Warrant Agreement. Except as expressly set forth in this Warrant Certificate, the PIPE Warrants shall have the same terms and be subject to the same conditions as the Public Warrants (as defined in the Existing Warrant Agreement) issued under the Existing Warrant Agreement. The terms of the Existing Warrant Agreement are hereby incorporated by reference into this Warrant Certificate and made a part hereof as if fully set forth herein, mutatis mutandis. In the event of any conflict or inconsistency between this Warrant Certificate and the Existing Warrant Agreement, the terms of this Warrant Certificate shall prevail and govern solely with respect to the PIPE Warrants.

3. Exercise Period. The “Exercise Period” shall mean the period commencing on the later of (a) the Merger Closing and (b) twelve (12) months after the date of the Issuer’s initial public offering (the date set forth in clause (a) or (b) that occurs later, the “Exercise Date”), and terminating at 5:00 p.m., New York City time on the date that is five (5) years after the Merger Closing (the “Expiration Date”), or earlier upon (i) the liquidation of the Issuer or (ii) the redemption of the PIPE Warrants in accordance with the terms hereof (if applicable). Any PIPE Warrants not exercised by the Expiration Date shall become void.

4. Redemption. The PIPE Warrants shall be subject to redemption by the Issuer on the same terms and conditions applicable to the Public Warrants under Section 6 of the Existing Warrant Agreement.

5. Cashless Exercise. The PIPE Warrants may be exercised on a “cashless basis” solely as and to the extent provided in Section 3.3.1(d) of the Existing Warrant Agreement applicable to Public Warrants.

6. Restricted Securities; Legend. The Holder acknowledges that the PIPE Warrants and the Warrant Shares issuable upon exercise thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 under the Securities Act. Each certificate or book-entry position representing the PIPE Warrants or Warrant Shares shall bear or be subject to a legend substantially in the following form until such securities are registered under the Securities Act or an exemption therefrom is available:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. THESE SECURITIES ARE ALSO SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT.”

7. Transfer Restrictions. The PIPE Warrants and the Warrant Shares may not be sold, transferred, assigned, pledged, or hypothecated by the Holder except: (a) pursuant to an effective registration statement under the Securities Act; (b) pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; or (c) as otherwise permitted under the transfer restrictions set forth in the Subscription Agreement. Any purported transfer in violation of this Section 7 shall be null and void. A “Permitted Transferee” means any transferee of PIPE Warrants who receives such PIPE Warrants in a transfer permitted by the Subscription Agreement and who agrees in writing to be bound by the terms of this Warrant Certificate.

8. Registration Rights. The Holder shall be entitled to the registration rights with respect to the Warrant Shares as set forth in the Subscription Agreement. Notwithstanding anything in the Existing Warrant Agreement to the contrary, the registration rights provisions of Section 7.4 of the Existing Warrant Agreement shall not apply to the PIPE Warrants or the Warrant Shares; the Holder’s registration rights shall be governed solely by the Subscription Agreement.

9. Exercise Mechanics. To exercise PIPE Warrants, the Holder shall deliver to the Issuer (or its designated warrant agent, if any) (a) this Warrant Certificate (or evidence of loss, theft, or destruction thereof together with an indemnity agreement reasonably satisfactory to the Issuer), (b) the Election to Purchase form annexed hereto as Annex A, duly completed and executed, and (c) payment of the aggregate Exercise Price for the Warrant Shares being purchased (unless exercised on a cashless basis pursuant to Section 5). Upon valid exercise, the Issuer shall, as promptly as practicable, issue and deliver to the Holder the applicable number of Warrant Shares in book-entry form or certificated form. No fractional Warrant Shares shall be issued upon exercise; if upon exercise the Holder would be entitled to a fractional share, the Issuer shall round down to the nearest whole share.

10. No Shareholder Rights. Nothing contained in this Warrant Certificate shall be construed as conferring upon the Holder, prior to the exercise of the PIPE Warrants, any rights as a stockholder of the Issuer, including the right to vote, to receive dividends, to consent, or to receive notice as a stockholder.

11. Adjustments. The Exercise Price and the number of Warrant Shares issuable upon exercise of the PIPE Warrants shall be subject to adjustment from time to time in the same manner and to the same extent as provided in Section 4 of the Existing Warrant Agreement with respect to the Public Warrants, which provisions are incorporated herein by reference.

12. Loss or Destruction. Upon receipt by the Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant Certificate, and in the case of loss, theft, or destruction, upon receipt of an indemnity agreement or bond reasonably satisfactory to the Issuer, the Issuer shall execute and deliver a new Warrant Certificate of like tenor and denomination.

13. Governing Law. This Warrant Certificate shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

14. Amendments. This Warrant Certificate may not be amended, modified, or waived except by a written instrument signed by the Issuer and the Holder.

15. Notices. All notices under this Warrant Certificate shall be given in accordance with the notice provisions of the Subscription Agreement.

16. Entire Agreement. This Warrant Certificate, together with the Subscription Agreement and (to the extent incorporated herein) the Existing Warrant Agreement, constitutes the entire agreement between the Issuer and the Holder with respect to the PIPE Warrants and supersedes all prior and contemporaneous understandings, agreements, and representations with respect thereto.

IN WITNESS WHEREOF, the Issuer has caused this Warrant Certificate to be duly executed as of the date printed below.

ISSUER:	BLUEROCK ACQUISITION CORP.

By:
Name:
Title:
Date:

HOLDER:	[FOR ENTITY HOLDERS:]

By:
Name:
Title:

[FOR INDIVIDUAL HOLDERS:]

By:

42